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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-39795, 333-72895, and 333-77893) pertaining to the
1997 Equity Incentive Plan, the 1998 Non-Employee Directors' Stock Option Plan, the Employee Stock Purchase Plan, the GeneMedicine 1993 Stock Option Plan, and the Non-Plan Option Grants of Valentis, Inc., and in the Registration Statement on Form S-3 (File No. 333-38092) of Valentis, Inc., of our report dated
August 18, 2000, with respect to the consolidated financial statements of Valentis, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2000.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
September 28, 2000